UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

VOLCANO CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52045	33-0928885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 460, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 228-4728

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On August 26, 2008, the Board of Directors (the “Board”) of Volcano Corporation (the “Company”) amended and restated the Company’s Bylaws.  The following is a summary of the principal substantive changes effected by adoption of the amended and restated Bylaws:

(i)	The amendment clarifies that notice of meetings of the stockholders and of the Board may be given by electronic communication.
(ii)	The amendment clarifies that the Board may take action, and a director of the Company may resign, by electronic transmission.
(iii)
The amendment clarifies that any required or permitted action by stockholders of the Company must be taken at a duly called annual or special meeting of stockholders of the Company and not by electronic transmission.

(iv)	The requirement that the Board consist of at least five members had been deleted.
(v)
The amendment provides that at such time as the Board has not designated a Chairman, or if the Chairman is not an independent director, then one of the independent directors may be designated by the Board as lead independent director.

The foregoing description is qualified in its entirety by reference to the Bylaws, as amended and restated, which is being filed herewith as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	Bylaws of Volcano Corporation, as amended and restated on August 26, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation (Registrant)
Dated: August 29, 2008	By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Bylaws of Volcano Corporation, as amended and restated on August 26, 2008.